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                                                                       EXHIBIT A
                                                                       ---------

                             Joint Filing Agreement
                             ----------------------

                  In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, each of the parties hereto agrees with the other parties that the statement of Schedule 13D pertaining to certain securities of Softworks, Inc. to which this agreement is an exhibit is filed by and on behalf of each such party and that any amendment thereto will be filed on behalf of each such party.


                                       EMC CORPORATION


Date:  December 23, 1999               By:  /s/  Paul T. Dacier
                                          ---------------------------------
                                       Name: Paul T. Dacier
                                       Title: Vice President and General Counsel


                                       EAGLE MERGER CORP.


Date:  December 23, 1999               By:  /s/  Paul T. Dacier
                                          ---------------------------------
                                       Name: Paul T. Dacier
                                       Title: Secretary

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